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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Sterling Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2007
Dear Stockholders:
          We are pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on May 22, 2007, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Suite 4400, Houston, Texas 77002. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting we will report on our operations during 2006 and our plans for 2007. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders.
          We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
          Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely,

/s/ Richard K. Crump
Richard K. Crump
President and Chief Executive Officer

Notice Of Annual Meeting Of Stockholders To Be Held May 22, 2007
Proxy Statement For Annual Meeting Of Stockholders To Be Held May 22, 2007
Voting In Person Or By Proxy
Preferred Stock Nominees
General Nominees

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice Of Annual Meeting Of Stockholders
To Be Held May 22, 2007
To Our Stockholders:
     You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Suite 4400, Houston, Texas 77002 at 10:00 a.m. (Houston time) on Tuesday, May 22, 2007. At the Annual Meeting, the following proposals will be presented for consideration:
•	The election of seven directors, each of whom will hold office until our Annual Meeting of Stockholders in 2008 and until his successor has been duly elected and qualified.

•	The ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
You are entitled to vote at the meeting for some of our director nominees and on the proposal to ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 if you were the holder of record of any shares of our Common Stock or Series A Convertible Preferred Stock at the close of business on March 27, 2007.
     Our Board of Directors recommends that our stockholders vote FOR each nominated director for whom they are entitled to vote and FOR the ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Our stockholders may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
     Your vote is very important. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 27, 2007 from the intermediary.

April 4, 2007	By Order of the Board of Directors

/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held May 22, 2007
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2007 Annual Meeting of Stockholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders entitled to vote at the Annual Meeting on or about April 4, 2007.
Time and Place of Annual Meeting
The Annual Meeting will be held on Tuesday, May 22, 2007, at 10:00 a.m. (Houston time) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Suite 4400, Houston, Texas 77002.
Admission Rules
Only stockholders of record as of March 27, 2007 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 27, 2007, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders
Lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to the Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before going to conduct any inspection prior to the Annual Meeting.
Inspector of Elections
Our Board of Directors has appointed Katherine Holdsworth, our Assistant Secretary, as the inspector of elections. The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
     The holders of our Series A Convertible Preferred Stock (“Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Messrs. Steven L. Gidumal, Byron J. Haney, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
     With the exception of the Preferred Stock Nominees, our directors are elected by the holders of our Preferred Stock and Common Stock voting together as a single class. Mr. Richard K. Crump, Mr. John W. Gildea and Dr. Peter Ting Kai Wu are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
     Under our Certificate of Incorporation, the holders of our 10% Senior Secured Notes due 2007 (our “10% Notes”) have the exclusive right, voting separately as a class, to elect one of our directors until our 10% Notes have been paid in full. On March 30, 2007, we repurchased approximately $58.0 million in aggregate principal amount of our 10% Notes pursuant to a tender offer and consent solicitation. On March 27, 2007, we issued a notice of redemption with respect to all of our remaining 10% Notes, and deposited an amount in cash adequate to pay in full the redemption price for all of our remaining 10% Notes into an escrow account. Our remaining 10% Notes are expected to be redeemed on April 27, 2007. As a result, none of our 10% Notes are expected to be outstanding at the time of our Annual Meeting, and the holders of our 10% Notes are not expected to have the right to elect a director at our Annual Meeting. Consequently, while in prior years Mr. Gildea has been the nominee for election by the holders of our 10% Notes, at this Annual Meeting Mr. Gildea is one of our General Nominees. After our remaining 10% Notes are redeemed, we expect our Board of Directors to increase the size of our Board and appoint Mr. Gildea to fill the vacancy resulting from that increase. In the unlikely event that our remaining 10% Notes are not redeemed prior to our Annual Meeting, Mr. Gildea will continue to serve on our Board of Directors as the representative of our 10% Notes.
Proposals on Which You May Vote
     If you owned any shares of our Preferred Stock or Common Stock on March 27, 2007, as reflected in our stock register, you may vote at the Annual Meeting on the following matters:

Securities Held of
Record on March 27, 2007	Proposals on Which You May Vote
Preferred Stock	• Preferred Stock Nominees for Director
• General Nominees for Director
• Approval of Appointment of Deloitte & Touche LLP

Common Stock	• General Nominees for Director
• Approval of Appointment of Deloitte & Touche LLP

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote your shares of Preferred Stock or Common Stock in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up the telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until Noon (Houston time) on May 21, 2007. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (the “Deloitte Appointment”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposal to ratify and approve the Deloitte Appointment.
If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter to be raised at the Annual Meeting.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock are voted at the Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us a written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending the Annual Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.
Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares and the types of shares you own. If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment.
What If My Shares Are Held In Someone Else’s Name?
If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 27, 2007, or obtain a proxy to vote your shares from the intermediary.
Solicitation of Proxies and Expenses
     We are asking for your proxy on behalf of our Board. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of March 27, 2007, and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
     Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

Stockholder Communications with the Board
     Stockholders may contact our Board of Directors or any of its members by the following means:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc.
Board of Directors
Attention: Corporate Secretary
333 Clay Street, Suite 3600
Houston, Texas 77002
Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications are initially delivered directly to our Corporate Secretary, who will promptly forward such communications to the specified directors or, if no particular directors are specified, to our entire Board. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2008 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2008 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”
Director Nominations and Qualifications
     Our Corporate Governance Committee will, in accordance with its written charter (a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K) and subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by our stockholders for positions on our Board. Our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of stockholders who satisfies the eligibility requirements (if any) set forth in our Certificate of Incorporation, and who complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2008 annual meeting of stockholders, means that the nomination must be received on or after December 24, 2007 but no later than February 22, 2008. Any notice of nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation, business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation, business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
     Nominations of directors may also be made by our Board or as otherwise provided in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock or our Bylaws. Our Corporate Governance Committee uses the same processes in evaluating nominations for positions on our Board, irrespective of whether the nomination is made by a stockholder or by our Board. In determining whether it will recommend or support a candidate for a position on our Board, our Corporate Governance Committee considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of our Board. Our Corporate Governance Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible candidates, including those properly submitted by our stockholders, after considering the function and needs of our Board. Our Board has adopted a set of Governance Principals (which are posted on our website at www.sterlingchemicals.com), which includes certain qualifications for directors which the Corporate Governance Committee takes into account when evaluating potential nominees. Under our Governance Principles, our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholder and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors should be committed to serve on our Board for an extended period of time and should not serve on the boards of business entities competitive with us, or on the board of directors of more than three other public companies, unless doing so would not impair the director’s service on our Board. Our Corporate Governance Committee also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock or our Bylaws, or any other agreement to which we are a party. Our Corporate Governance Committee does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify and evaluate potential candidates.
Annual Report and Available Information
     Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2006 (our “Form 10-K”), including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy solicitation materials. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
General Information
     Our Board oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. All of our director candidates currently serve on our Board. With the exception of Richard K. Crump, our President and Chief Executive Officer, we do not employ any of our current directors or any of our director candidates. Only non-employee directors are eligible to serve on our Audit Committee, our Compensation Committee and our Corporate Governance Committee. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Mr. Crump was originally appointed to our Board in December of 2001. Messrs. Gildea and Haney were originally appointed to our Board on December 19, 2002. Our Board appointed Dr. Peter Ting Kai Wu as one of our directors on March 12, 2004 to fill a pre-existing vacancy on our Board. The holders of our Preferred Stock appointed Mr. Philip M. Sivin to our Board on July 28, 2004, Mr. Karl W. Schwarzfeld to our Board on March 10, 2006 and Mr. Steven L. Gidumal to our Board on November 10, 2006, in each case to fill vacancies in seats previously held by designees of our Preferred Stockholders.
     Our Board held four meetings in 2006. All of our directors attended 100% of the meetings of our Board and all of our committees on which they served. Accordingly, none of our directors attended less than 75% of the meetings of our Board and all committees on which they served during 2006. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. Two of our directors, Byron Haney and Richard Crump, attended our annual meeting of stockholders in 2006.
     As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect a majority of our directors. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock and the holders of our Preferred Stock and our Common Stock (as a single class), together with information about the candidates for the relevant election, is presented below under the headings “Preferred Stock Nominees” and “General Nominees,” respectively.
Director Independence
     Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Each of Messrs. Gidumal, Haney, Schwarzfeld and Sivin are employed by Resurgence, which has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence is considered to be our affiliate under Securities and Exchange Commission guidelines and, consequently, Messrs. Gidumal, Haney, Schwarzfeld and Sivin may be considered not independent under the listing standards of the New York Stock Exchange due to their employment by Resurgence. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass Investors Services, Inc., the owner of Resurgence, and Mr. Sivin is member of the Board of Directors and Executive Officer of M.D. Sass Investor Services, Inc. Mr. Crump is our Chief Executive Officer and, consequently, is considered not independent under the listing standards of the New York Stock Exchange.

Board Committees
     Our Board has created various standing committees to help carry out its duties, including an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health and Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. As part of its duties, our Corporate Governance Committee acts as our nominating committee.

Audit Committee	Our Audit Committee is currently comprised of two of our non-employee directors, Byron J. Haney (Chairman) and John W. Gildea, and met four times in 2006. Our Audit Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements, and monitors the qualifications, independence and performance of our internal and independent auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit, audit-related or tax services to be provided by these auditors, as well as all non-audit related services to be provided by our independent external auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Upon the recommendation of our Audit Committee, our Board adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Controller and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.

Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange for purposes of serving on our Audit Committee, while Mr. Haney may be considered not independent under these listing standards due to his employment by Resurgence. However, as Mr. Haney qualifies as a “financial expert,” as discussed below, our Board determined that it was appropriate to appoint Mr. Haney to our Audit Committee. Under the charter of our Audit Committee, each member of our Audit Committee must:

• be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment;

• have, in the opinion of our Board and in the opinion of each member of our Audit Committee, sufficient time available to devote reasonable attention to the responsibilities of our Audit Committee;

  •   be financially literate (i.e., have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and the ability to understand key financial risks and related controls and control processes); and

• not simultaneously serve on the audit committee of more than three public companies.

In addition, at least one member of our Audit Committee must, in the opinion of our Board, be an “audit committee financial expert” or have accounting or related financial management expertise. Our Board has determined that Mr. Haney is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, service as a member of the audit committee of other companies and other relevant experience acquired through his work at Resurgence and other companies.

Compensation Committee	Our Compensation Committee is currently comprised of two of our non-employee directors, John W. Gildea (Chairman) and Steven L. Gidumal, and met three times in 2006. Our Compensation Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including:

  •   reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation;

• determining and approving the compensation levels for our other executive officers;

• making recommendations to our Board with respect to the adoption, amendment or termination of our incentive compensation plans and equity-based plans;

  •   administering our compensation programs for executive officers (including bonus plans, stock option and other equity-base programs, deferred compensation plans and other cash or stock incentive programs);

• reviewing and making recommendations to our Board with respect to other significant employee benefit programs; and

• reviewing and approving our annual merit budget.

In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors.

The roles of our executive officers and of consultants in determining compensation of our executive officers and directors, and the ability of the Compensation Committee to delegate its authority, is discussed under “Compensation Discussion and Analysis” on page 26.

As discussed above, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange, while Mr. Gidumal may be considered not independent under these listing standards due to his employment by and other relationships to Resurgence. Under the charter of our Compensation Committee, each member of our Compensation Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Compensation Committee, sufficient time available to devote reasonable attention to the responsibilities of our Compensation Committee.

Corporate Governance Committee	Our Corporate Governance Committee is currently comprised of two of our non-employee directors, Dr. Peter T.K. Wu (Chairman) and John W. Gildea, and met four times in 2006. Our Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Corporate Governance Committee considers all matters related to our corporate governance. In discharging its duties, our Corporate Governance Committee makes recommendations to our Board with respect to changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance guidelines, reviews all stockholder proposals, considers questions of independence of our Board members and possible conflicts of interest, reviews succession plans relating to positions held by our senior executive officers and reviews our insurance and indemnity arrangements for our directors and officers. Our Corporate Governance Committee also provides oversight with respect to the establishment of and adherence to corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws.

Our Corporate Governance Committee also acts as our “nominating committee”. In this capacity, our Corporate Governance Committee considers, recommends and recruits candidates to fill new or vacant positions on our Board and conducts inquiries into the backgrounds and qualifications of possible candidates for positions on our Board (unless any person or entity has the power to designate the individual to fill such position under our Certificate of Incorporation, any contract to which we are a party or the terms of any series of our preferred stock). Our Corporate Governance Committee, in accordance with its charter and subject to the terms of our Certificate of Incorporation and Bylaws, reviews candidates recommended by our stockholders for positions on our Board.

As discussed above, Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Under the charter of our Corporate Governance Committee, each member of our Corporate Governance Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Corporate Governance Committee, sufficient time available to devote reasonable attention to the responsibilities of our Corporate Governance Committee.

Environmental, Health & Safety Committee	Our Environmental, Health and Safety Committee is currently comprised of two of our directors, Richard K. Crump (Chairman) and Dr. Peter T.K. Wu, and met three times in 2006. Our Environmental, Health and Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health and Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement.
Compensation Committee Interlocks and Insider Participation.
     During 2006, Messrs. Gildea, Gidumal and Sivin served on our Compensation Committee. None of these directors has ever been one of our officers or employees. With the exception of those matters described below under “Related Person Transactions” pertaining to Mr. Gidumal and Mr. Sivin (who served on our Compensation Committee until November 10, 2006), none of our directors serving on our Compensation Committee in 2006 had any relationship that requires disclosure in this Proxy Statement as a transaction with a related person. During 2006, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Governance Principles
     Acting on the recommendation of our Corporate Governance Committee, our Board adopted formal Governance Principles in August of 2005, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our Directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our Senior Executive Officers;

•	access to management and independent advisors; and

•	Director orientation and education.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 27, 2007, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 27, 2007, there were 4,096.762 shares of our Preferred Stock outstanding (currently convertible into 4,096,762 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at the Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. A Preferred Stock Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our Preferred Stock that are entitled to vote and are present at the Annual Meeting, either in person or by proxy. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Designation of Nominees
Under the Restated Certificate of Designations, Preferences, Rights and Limitations of our Preferred Stock, the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote.
Information about each of the Preferred Stock Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Steven L. Gidumal Age 49 Director Since November 2006	Mr. Gidumal is a Managing Director and a Co-Chief Investment Officer of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Mr. Gidumal joined Resurgence in 2006. Prior to joining Resurgence, Mr. Gidumal served as Founder, Managing Director and Portfolio Manager of Virtus Capital, a New York-based hedge fund since February 2004. Before launching his own company, Mr. Gidumal served as head of distressed research for Trilogy Capital from 2001 through February 2004. Prior to that time, Mr. Gidumal had served as a portfolio manager of Tribeca Investments (Citigroup’s distressed securities operation), a distressed securities specialist for Bear Stearns and an investment banker for Rothschild Inc. Mr. Gidumal also currently serves as a member of the Board of Directors of RDA Sterling Holdings Corporation and Mirant Corp. Asset Recovery Trust.

Byron J. Haney Age 46 Director Since December 2002	Mr. Haney is a Managing Director and a Co-Chief Investment Officer of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming Managing Director and Co-Chief Investment Officer in 2006, Mr. Haney served as Managing Director since 1994. Mr. Haney joined Resurgence in 1994. Mr. Haney also currently serves as a member of the Board of Directors of RDA Sterling Holdings Corporation and Furniture.com, Inc. and as an Executive Officer and member of the Board of Directors of First Commercial Credit Corp.

Karl W. Schwarzfeld Age 30 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming Vice President in 2006, Mr. Schwarzfeld was Director of Operations of Resurgence from 2004 through 2006, Vice President of Operations from 2003 through 2004, Assistant Vice President of Operations from 2002 through 2003, Operations Manager from August 2000 through 2002 and a Portfolio Administrator of Resurgence from August of 1998 through July 2000. Mr. Schwarzfeld also currently serves as a member of the Board of Directors of Furniture.com, Inc.

Philip M. Sivin Age 35 Director Since July 2004	Mr. Sivin is Senior Vice President of M.D. Sass – Macquarie Financial Strategies Management Company, L.L.C. and a Vice President of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Mr. Sivin joined Resurgence in 2004 and became a Vice President in 2005. Prior to becoming Senior Vice President of M.D. Sass – Macquarie Financial Strategies Management Company, L.L.C. in 2005, Mr. Sivin had served as Senior Vice President and General Counsel of M.D. Sass Investors Services, Inc. and M.D. Sass Associates, Inc. since 2000. Prior to joining M.D. Sass in 2000, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions. Mr. Sivin also currently serves as a member of the Board of Directors and Executive Officer of M.D. Sass Investor Services, Inc. (which owns Resurgence) and M.D. Sass Associates, Inc., and as a member of the Board of Directors of RDA Sterling Holdings Corporation, Furniture.com, Inc. and First Commercial Credit Corp.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 27, 2007, as reflected in our stock register, you may vote in the election for the General Nominees.
Outstanding Shares
On March 27, 2007, there were 4,096.762 shares of our Preferred Stock (currently convertible into 4,096,762 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. A General Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, either in person or by proxy. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the General Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 61 Director Since December 2001	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

John W. Gildea Age 63 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates have been the investment advisor to The Network Funds, which specializes in distressed company and special situation investments. Mr. Gildea has served on the Board of Directors of a number of restructured or restructuring companies, including Amdura Corporation, American Healthcare Management, Inc., America Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated. Mr. Gildea also serves as a member of the Board of Directors of Universal Aerospace Company, Inc., America Service Group Inc. and Misonix, Inc. and several United Kingdom based investment trusts. He is also a member of the Audit Committee and the Compensation Committee of Misonix, Inc.

Dr. Peter Ting Kai Wu Age 69 Director Since March 2004	Dr. Wu currently serves as Chairman of the Board of Boston Life Science Venture Corp., a corporation based in Taiwan, and Chairman Emeritus of Continental Carbon India Limited. He is also a director and a member of the audit committee of TSRC Group, a synthetic rubber manufacturer in Taiwan and China. Previously, Dr. Wu served as Vice Chairman and Chief Executive Officer of Continental Carbon Company, a Houston, Texas based subsidiary of China Synthetic Rubber Corporation, from 1995 until his retirement in 2004, and as the President and Chief Executive Officer of China Synthetic Rubber Corporation, a petrochemicals company based in Taipei, Taiwan, from 1992 until his retirement in 2004. Prior to that time, Dr. Wu served as President and Chief Executive Officer of Grand Pacific Petrochemical Corporation, a Taipei, Taiwan based producer of styrene, polystyrene and ABS plastics, from 1990 through 1992, and as Executive Vice President of USI Far East Corporation, a Taipei, Taiwan based producer of polyethylene, from 1989 through 1990. Dr. Wu was also a Vice President and General Director of Industrial Technology Research Institute — Union Chemical Laboratories, an industrial chemical technology research organization in Hsin Chu, Taiwan, from 1985 through 1989, and held various positions related to polymer research at E.I. du Pont de Nemours & Company in Wilmington, Delaware from 1975 through 1985. The Chinese Institute of Chemical Engineers has awarded Dr. Wu the prestigious Chemical Engineering Medal for his contributions to the development of chemical industries in Taiwan, and Dr. Wu has also been awarded Distinguished Service Medals from both the Chinese Chemical Society and the Polymer Society of Taiwan. In 2005, Dr. Wu was bestowed a “Life-Time Achievement Award” at the 2005 Asia Pacific Carbon Black Conference in Suzhou, China and in 2007 was bestowed a similar award by the Polymer Society of Taiwan for his life-time contributions to the polymers industry.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
     Our Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2007. We are asking that our stockholders ratify the Deloitte Appointment. Deloitte & Touche has been our independent accounting firm for our last ten fiscal years and we believe that they are well qualified. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so.
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 27, 2007, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of the Deloitte Appointment.
Outstanding Shares
On March 27, 2007, there were 4,096.762 shares of our Preferred Stock (currently convertible into 4,096,762 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Deloitte Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Deloitte Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Deloitte Appointment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present for the vote on the Deloitte Appointment.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Deloitte Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Deloitte Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the Deloitte Appointment. Ratification and approval of the Deloitte Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote on the matter and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the Deloitte Appointment will have the same effect as a vote against the Deloitte Appointment. However, broker non-votes are considered not to be present for voting on the Deloitte Appointment and, consequently, do not count as votes for or against the Deloitte Appointment and are not considered in calculating the number of votes necessary for approval.

Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.

Roles in Financial Reporting
     The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2006 Financial Statements
     In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and we met and held discussions with Sterling’s management and Deloitte & Touche LLP (“Deloitte & Touche”), Sterling’s independent registered public accounting firm, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by Deloitte & Touche, as required by Independence Standards Board Standard No. 1, and we discussed with Deloitte & Touche its own independence. Based upon our review and our discussions with management and Deloitte & Touche, and our review of Deloitte & Touche’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
Incorporation by Reference
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted,

The Audit Committee of the Board of Directors

Byron J. Haney (Chairman)
John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
     Deloitte & Touche has served as our independent public accountants for over nine years. We paid Deloitte & Touche the following fees for the years ended December 31, 2006 and December 31, 2005, respectively:

	2006	2005
Audit Fees	$466,000	$395,000
Audit Related Fees	83,000	32,000
Tax Fees	115,000	105,000
All Other Fees	0	0

Total	$664,000	$532,000
Audit Fees were paid for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees during 2006 were paid primarily for audits of one of our businesses on a stand-alone basis. Audit Related Fees during 2005 were paid primarily for audit services related to a potential acquisition and refinancing. Tax Fees were paid for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, licensing of tax return software, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.
     Our Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining the independence of Deloitte & Touche, and concluded that the independence of Deloitte & Touche is not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Deloitte & Touche and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
     Our Board of Directors recommends that you vote FOR this proposal.
*     *     *     *
Additional Proposals
     Our Board does not intend to bring any other matters before the Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and Common Stock in accordance with their best judgment on any other matter that may be properly brought before the Annual Meeting.

Executive Officers Of The Company
     Personal information with respect to each of our executive officers is set forth below.

Richard K. Crump Age 61	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

Paul G. Vanderhoven Age 53	Mr. Vanderhoven has been our Chief Financial Officer since March of 2001 and our Senior Vice President — Finance since January of 2003. Prior to that time, Mr. Vanderhoven served as our Vice President — Finance since October of 2000. Prior to becoming our Chief Financial Officer, Mr. Vanderhoven served as our Corporate Controller from October of 1989 through March of 2001, and our Manager Finance from August of 1986 through October of 1989. Before joining us, Mr. Vanderhoven held various positions with Monsanto Company from 1977 through August of 1986.

Kenneth M. Hale Age 44	Mr. Hale has been our General Counsel since January of 2001 and our Senior Vice President and Corporate Secretary since January of 2003. On January 1, 2005, Mr. Hale also became the head of our Human Resources & Administration Department. Prior to becoming one of our Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Paul C. Rostek Age 51	Mr. Rostek has been our Senior Vice President — Commercial since August of 2004. Prior to attaining this position, Mr. Rostek was our Vice President — Nitriles from December 1996 to December 2002, and then served as our Vice President — Corporate Alliance & New Ventures from January 2003 to July 2004. Mr. Rostek joined us when we acquired our previously owned pulp chemicals business from Tenneco Inc. in August 1992 and initially served as our Vice President ERCO System Group based out of Toronto, Canada from August of 1992 through November of 1996.

Walter B. Treybig Age 50	Mr. Treybig joined us in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health and Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

John R. Beaver Age 45	Mr. Beaver has been our Corporate Controller since March of 2001 and one of our Vice Presidents since January of 2003. Prior to joining us, Mr. Beaver was Vice President and Corporate Controller for Pioneer Companies, Inc. from 1997 until December of 2000 and Corporate Controller for Borden Chemicals and Plastics Limited Partnership from 1995 though 1996. Mr. Beaver held several financial management positions with us from 1987 through 1995 and with Monsanto Company from 1981 through 1987.

Bruce E. Moore Age 41	Mr. Moore has been our Treasurer since January of 2003. Prior to becoming our Treasurer, Mr. Moore served as our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Prior to that time, Mr. Moore served in a variety of financial positions since joining us in December of 1989, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore held various positions in the audit and tax departments of KPMG LLP.

Compensation Committee Report On Executive Compensation
     Our Compensation Committee has furnished the following report for inclusion in this Proxy Statement.

     The Compensation Committee of Sterling Chemicals, Inc. (“Sterling”) is responsible for administering Sterling’s executive compensation program and discharging most compensation responsibilities of Sterling’s Board of Directors. Among other things, we review general compensation issues and determine the compensation of all of our senior executives and other key employees, and make recommendations regarding, and administer, all of Sterling’s employee benefit plans that provide benefits to our senior executives.
     We have reviewed the Compensation Discussion and Analysis included in this proxy statement, and we met and held discussions with Sterling’s management with respect to that portion of this Proxy Statement. Based upon our review and discussions with management, we recommended to Sterling’s Board of Directors that the Compensation Discussion and Analysis appearing in this Proxy Statement be included herein.
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted,

The Compensation Committee
of the Board of Directors

John W. Gildea (Chairman)
Steven L. Gidumal

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
     Our senior executive compensation program is designed to motivate, reward and retain the management talent needed to achieve our business goals and maintain a leadership position in the petrochemicals industry. Under our program, a significant portion of the potential compensation of our senior executives is dependent on our financial performance and increased stockholder value. Our program offers our senior executives salary levels and compensation incentives designed to:
•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and our overall corporate performance relative to the performance of our competitors and other companies of comparable size; and

•	support our short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of our senior executives and the accomplishment of our goals and our stockholders’ objectives.
Processes and Procedures for Determining Compensation
     Our Compensation Committee is responsible for discharging the primary compensation responsibilities of our Board, and has the authority to determine and approve the compensation paid to each of our senior executive officers, including the Named Executive Officers. Our Compensation Committee also administers our compensation programs for our senior executive officers (including bonus plans, stock option and other equity-base programs, deferred compensation plans and other cash or stock incentive programs), and makes recommendations to our Board with respect to whether any of those plans should be changed or terminated, or whether new plans should be adopted. The charter for our Compensation Committee does not contemplate any delegation by our Compensation Committee, or any of its members, of the duties delegated by our Board to our Compensation Committee.
     Our Compensation Committee uses a number of sources to determine the compensation paid to each of our senior executives. One of the primary sources of information used by our Compensation Committee is data from independent compensation consultants. The extent of data received from these consultants varies from year to year. Once every several years, an in-depth analysis of each element of our senior executive compensation program, as well as the overall compensation paid to each of our senior executives, is performed by an independent consulting firm. Historically, this analysis has been performed in tandem with similar analyses performed for all our salaried employees by the same compensation consulting firm directly engaged by us rather than our Compensation Committee. Prospectively, we intend to have our Compensation Committee directly engage its own compensation consulting firm and ensure that the compensation firm engaged by our Compensation Committee is a different firm from that engaged by us to review our compensation program for our other salaried employees. In January of 2007, our Compensation Committee directly engaged The Hay Group, Inc. to perform an in depth analyses of our senior executive compensation program. In those years when an in-depth analysis is performed, the compensation consulting firm issues a final report to our Compensation Committee that provides its view of the appropriateness of the compensation paid to each of our senior executives and the appropriateness of our senior executive compensation program as a whole. The compensation consulting firm also typically makes several recommendations for changes to our program. This report and analysis provides our Compensation Committee with the ability to compare our senior executive compensation program to those offered by other chemical manufacturers and a select group of non-chemical companies of comparable size and performance, and determine whether the compensation paid to each of our senior executives is both competitive and reasonable in relation to the duties required of that executive. Our Compensation Committee does not, however, compare our compensation program against the compensation offered by all of the companies included in the S&P Chemicals Index used in the Performance Graph contained in our Form 10-K because many of those companies are not considered to be our competitors, either in the market for our products or for executive talent.
     In the years falling in between these more in-depth analyses, the head of our Human Resources and Administration Department (currently Mr. Hale, one of our Named Executive Officers) provides our Compensation Committee with summary market data from several compensation consulting firms. Our Compensation Committee uses this data to assess general trends in the levels of base salaries paid to senior executives in our industry, in our geographic locale and in the United States as whole. The compensation consulting firms from whom summary market data is obtained may vary from year to year. For example, in 2006, our Compensation Committee received summary market data from Hay Group, Inc., Hewitt Associates, Inc., Business and Legal Reports, Inc. and Mercer Human Resource Consulting LLC. After reviewing the summary market data, our Compensation Committee determines an overall budget for increases in the base salaries of our senior executives as a group. Once this overall budget is established, our Compensation Committee confers with our Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the amount of increase in base salary for each of our senior executives, including our Chief Executive Officer.
Total Compensation
     The major components of our senior executive compensation program are base salary, annual incentive compensation and stock-based compensation, and we also provide a few perquisites and other personal benefits to our senior executives, such as group life insurance. In addition, we maintain a 401(k) plan for all of our employees, and currently match the contributions into our 401(k) Plan made by each of our salaried employees, on a dollar-for-dollar basis, up to 6% of the participant’s base salary. We also provide all of our senior executives with post-employment compensation in the form of our salaried employees’ pension plan and our Key Employee Protection Plan. However, benefit accruals under our salaried employees’ pension plan were frozen as of January 1, 2005. Our Compensation Committee seeks to set base salaries for our senior executives at competitive rates, and also provides annual compensation opportunities linked to both our financial performance and the individual’s performance in each year and long-term stock-based compensation opportunities linked to our overall financial performance over an extended period. We believe that focusing executive compensation on variable incentive pay helps us meet our performance goals and enhances stockholder value in the long term. In 2006, non-equity incentive compensation paid to our senior executives averaged about 30% of the total cash compensation paid to our senior executives.
Base Salaries
     Under our compensation program, we place lower emphasis on fixed compensation for our senior executives and position their base salaries at industry levels. Initially, each executive’s base salary is set at a level intended to reflect that executive’s experience, level of responsibility, job classification and competence. Dramatic changes in base salaries are uncommon and typically only occur if needed to adjust for market movements, promotions or significant changes in responsibility or individual performance. Each year, our Compensation Committee determines the amount of increases in the base salaries of our senior executives. Once every several years, an in-depth analysis of each element of our senior executive compensation program, including base salaries, is performed by an independent consulting firm. In those years, our Compensation Committee receives a report from the compensation consulting firm that includes an analysis of an appropriate range for the base salary of each of our senior executives. Depending on the results of the analysis, our Compensation Committee may elect to make a significant increase, or make a lower than expected increase, in the base salary of one or more of senior executives in that year in order to align that executive’s base salary with the market rate for the position in question. In most years, our Compensation Committee establishes an overall budget for increases in the base salaries of our senior executives as a group. Once this overall budget is established, our Compensation Committee confers with our Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the increase in base salary for each of our senior executives, including our Chief Executive Officer. On February 23, 2007, our Compensation Committee approved increases in the base salaries for each of our senior executives based on the results of the in depth analyses of our senior executive compensation program performed by The Hay Group, Inc., our financial performance in 2006 and the contributions of each of our senior executives towards our overall performance.
Annual Incentive Compensation
     In addition to base salaries, our senior executives and other qualified employees can earn additional cash incentive compensation each year under our Bonus Plan. The additional compensation available under this plan is intended to reward the achievement of annual corporate financial goals and personal performance. Under our Bonus Plan, the amount paid to each of our salaried employees is based on our EBITDA and the employee’s “Bonus Target” (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. If we attain a “threshold” level of EBITDA ($35 million of EBITDA) in any calendar year, each of our salaried employees, including our senior executives, is entitled to a bonus of up to 50% of their Bonus Target. If we attain our “target” level of EBITDA ($70 million of EBITDA) in any calendar year, each of our salaried employees is entitled to a bonus of up to 100% of their Bonus Target. Finally, if we attain $140 million of EBITDA in any calendar year, each of our salaried employees is entitled to a bonus of up to 200% of their Bonus Target. No additional amounts are payable under our bonus plan for exceeding $140 million of EBITDA in any calendar year. If our EBITDA is between any of the specified levels, the maximum payment under the Bonus Plan for each salaried employee is pro-rated between the two levels on a straight-line basis. For example, if we attained $52.5 million in EBITDA in a year, each of our salaried employees would be entitled to a bonus of up to 75% of their Bonus Target. EBITDA, which we define as income/(loss) before tax, interest expense (net), depreciation, amortization and write-downs is a non-GAAP measure we use as an approximation of cash flow from operations before tax. Our definition of EBITDA may differ from that of other companies.
     Our Bonus Plan is administered by our Compensation Committee, who determines the amount of annual incentive compensation paid to each of our senior executive officers in those years when we achieve the minimum level of financial performance required for a payment under our Bonus Plan. In evaluating an individual’s performance, our Compensation Committee relies, to some extent, on the assessment of our Chief Executive Officer. The maximum amount payable under our Bonus for any year is not determined until the audit of our financial statements has been completed and our Form 10-K for that year has been approved by our Audit Committee and our Board. We believe that the potential to earn above market bonuses in any given year helps us to attract, motivate and retain talented and productive senior executives and supports our short term goals for that year. In addition, by requiring minimum levels of financial performance in order to earn any bonus, and making 50% of the maximum bonus payable dependent upon individual performance, we believe that our Bonus Plan provides an effective tool for recognizing both individual performance and our overall corporate performance.

     No awards were made under our Bonus Plan in 2004, 2005 or 2006. However, a bonus was paid under our Bonus Plan on February 28, 2007 related to our performance in 2006. In addition, on February 24, 2006, our Compensation Committee authorized the payment of discretionary bonuses to all of our personnel to reward them for attaining our goal of reducing fixed costs by at least $20 million during 2005. Finally, in March of 2005, our Board authorized the payment of a discretionary bonus to all of our personnel in recognition of the significant efforts of management and other employees in achieving substantial cost reductions over the course of 2004, and to address issues surrounding competitive pay practices and our need to attract, retain and reward executive talent. In evaluating the amounts of bonuses paid for each year, our Compensation Committee and our Board considered the scope of responsibilities of each employee and evaluated each executive’s leadership by considering a variety of factors, including, among others, the development of effective cost reduction strategies, the achievement of results and the maintenance of environmental, health and safety performance.
     On February 23, 2007, our Compensation Committee determined the amounts of the bonuses payable to each of our Named Executive Officers under our Bonus Plan based on our and his performance in 2006. Our Compensation Committee considered a number of factors in determining the amount payable to each of our Named Executive Officers, including, among others, the Named Executive Officer’s leadership, his influence in the development and implementation of effective cost reduction strategies, his performance in driving results, his dedication to and participation in maintaining an ethical culture and his responsibility for maintaining high standards for environmental, health and safety performance.
     On January 27, 2006, our Compensation Committee amended our Bonus Plan to provide each of our salaried employees the ability to earn a bonus based on their individual performance, irrespective of our financial performance during the year, starting with the bonus and compensation determinations made in early 2007. However, if a bonus is paid based on achieving our financial performance targets, no additional bonus is paid under the new provision of our Bonus Plan. Our Compensation Committee considered a variety of factors before electing to make this change to our Bonus Plan, including the marked increase in compensation paid to, and intense competition to attract and retain, employees in the petrochemicals and oil and gas industries resulting from the dramatic increase in oil prices over the last few years and the reconstruction efforts following Hurricane Katrina. Our Chief Executive Officer and our four Senior Vice Presidents are excluded, however, from this new portion of our Bonus Plan. Whether a bonus is paid to our Chief Executive Officer or any of our Senior Vice Presidents in any year when we do not attain the minimum financial performance required for a payment under our Bonus Plan, and if so, the amount to be paid, is determined by our Compensation Committee at that time based upon its review of their individual performance during the year in question.
Stock-Based Compensation
     Under the stock-based portion of our senior executive compensation program, our senior executives and other key employees are eligible for awards of incentive stock options, non- qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards under our 2002 Stock Plan. Our Compensation Committee or our full Board determines the terms and amounts of each award granted under our 2002 Stock Plan based upon a variety of factors, including:
•	the recipient’s level of responsibility and job classification;

•	the recipient’s job performance;

•	the recipient’s present and potential contributions to our long-term success; and

•	the extent that the base salary of the recipient is below industry levels based on the compensation survey described above.

The primary purpose of our stock-based compensation program is to provide our senior executives and other key employees with incentives to concentrate on our performance over the long term. We believe that stock-based compensation is an appropriate and effective method for aligning the interests of our senior executives and other key employees with our long-term goal of maximizing stockholder value because the employees will not receive any benefit from this form of compensation unless our overall value, based on stock prices, increases over time.
     Our Compensation Committee or our Board specifies the number of shares covered by each award under our 2002 Stock Plan and the associated vesting schedule. A three-year vesting schedule has been used for all awards that have been granted under our 2002 Stock Plan. We believe that this length of vesting schedule provides an incentive to our senior executives to increase stockholder value over time, since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. While we impose a three year vesting schedule, options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change of control,” which includes the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding common stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
     Historically, only one grant of awards under our 2002 Stock Plan has been made to any individual. Our 2002 Stock Plan was authorized and established on December 19, 2002, when we emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code. Shortly thereafter, on February 11, 2003, our Compensation Committee and our Board made an initial grant of stock options to our executive officers and certain other employees in amounts our Compensation Committee felt were adequate to provide the appropriate incentives and achieve the desired alignment with the long-term interests of our stockholders. Our Compensation Committee has only approved one additional grant of any award under our 2002 Stock Plan since that time, which grant was made on November 5, 2004 in connection with Mr. Rostek being promoted to our Senior Vice President - Commercial for the purpose of aligning his overall compensation and incentives with that of our other Named Executive Officers. All of the outstanding options held by our Named Executive Officers have vested and are exercisable, except for options to purchase 9,167 shares of our common stock held by Mr. Rostek. No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. All options have been granted with an exercise price at or above the fair market value of a share of our common stock on the date of grant.
     We do not have any program, plan or practice in place for selecting grant dates for awards under our 2002 Stock Plan in coordination with the release of material non-public information. With one exception, all of the awards under our 2002 Stock Plan were granted on February 11, 2003, at the first meeting of our new Board following our emergence from bankruptcy in December of 2002. The other award was granted in connection with the promotion of Mr. Rostek to our Senior Vice President – Commercial. Each of these awards was a grant of non-qualified stock options to acquire shares of our common stock at an exercise price of $31.60 per share. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our new stockholders in connection with our emergence from bankruptcy That amount was far in excess of the trading price of a share of our common stock on the over-the-counter market on each of the two grant dates. Neither our Board nor our Compensation Committee is prohibited from granting options at times when they are in possession of material non-public information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards.
     Under our Code of Ethics and Conduct, all of our employees, including each of the Named Executive Officers and directors, are prohibited from directly or indirectly purchasing or selling any of our securities while they are in possession of material inside information, communicating any material inside information to others who may trade in our securities or recommending to others that they purchase or sell any of any securities while they are in the possession of material inside information. Generally, all of our directors, officers and members of senior management are required to pre-clear all sales and purchases of our securities through our Legal Department. Our other employees only need to pre-clear sales and purchases of our securities that are intended to take place outside a window period through our Legal Department. For this purpose, the only window periods are the 30-day period commencing one week after our annual report has been mailed to stockholders and the 15-day period beginning on the third business day following the official release of our quarterly or annual financial results. Notwithstanding the foregoing policies, our General Counsel may, with the approval of our Corporate Governance Committee, exempt any director from these pre-clearance procedures if our General Counsel reasonably believes that such director possesses adequate sophistication and access to legal advisors to make his or her own determination of whether a given sale or purchase of our securities is otherwise in compliance with these policies. Our General Counsel and our Corporate Governance Committee have exempted all of our directors who are employed by Resurgence from these pre-clearance procedures. Our Code of Ethics and Conduct also discourages in-and-out trading in our securities and prohibits any of our directors, officers or employees from engaging in short sales or sales against the box of any of our securities or trading in puts, calls or options, in each case, unless approved by a majority of the disinterested members of our Board.
Tax Treatment
     Our Compensation Committee considers the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other four most highly compensated executive officers in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. In 2006, none of our employees subject to this limit received compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2006.

Compensation Tables
Summary Compensation Table
     The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or our Chief Financial Officer (or acted in a similar capacity during 2006) and our other three most highly compensated executive officers during 2006 (collectively, our “Named Executive Officers”) for fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, respectively.

						Change in
						Pension
						Value and
						Non-
					Non- Equity	Qualified
					Incentive	Deferred
Name And	Fiscal			Option	Plan	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus	Awards(2)	Compensation	Earnings	Compensation(3)	Total
Richard K. Crump	2006	$388,333	$0	$30,973	$267,003	$46,588	$28,145	$761,042
President and Chief	2005	378,500	46,875	294,245	0	74,359	25,562	819,541
Executive Officer	2004	370,000	126,140	712,384	0	172,821	21,230	1,402,575

Paul G. Vanderhoven	2006	255,167	0	8,518	87,974	26,504	16,316	394,479
Senior VP – Finance and	2005	244,417	40,625	80,917	0	42,303	15,662	423,924
Chief Financial Officer	2004	235,250	50,256	195,905	0	101,814	11,399	594,624

Kenneth M. Hale(4)	2006	220,583	0	7,098	60,863	3,562	15,335	307,441
Senior VP, General	2005	209,583	34,375	67,431	0	5,685	14,440	331,514
Counsel and Secretary	2004	195,208	38,250	163,255	0	18,663	9,529	424,905

							`
Paul C. Rostek(5)	2006	209,667	0	89,024	57,851	9,879	14,474	380,895
Senior VP – Commercial	2005	200,458	34,375	197,832	0	13,232	14,087	459,984
	2004	184,000	32,980	36,269	0	35,787	7,903	296,939

Walter B. Treybig	2006	193,583	0	6,453	53,401	7,161	12,923	273,521
Senior VP –	2005	185,250	34,375	61,301	0	11,429	15,354	307,709
Manufacturing	2004	177,167	30,430	148,413	0	32,242	52,019	440,271

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan.

(2)	Please refer to Footnote 2 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2003 or, in the case of Mr. Rostek, in 2004.

(3)	Includes (i) values of group life insurance provided by us in excess of $50,000, (ii) amounts paid for clubs and associations, (iii) premiums for executive life insurance paid by us, (iv) matching contributions paid by us under our 401(k) Savings and Investment Plan and (v) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking
Richard K. Crump	2006	$7,277	$0	$13,200	$590
	2005	4,615	585	12,600	684
	2004	4,509	1,689	7,175	779

Paul G. Vanderhoven	2006	1,616	910	13,200	590
	2005	1,543	835	12,600	684
	2004	1,481	1,964	7,175	779

Kenneth M. Hale	2006	600	1,535	13,200	0
	2005	565	1,340	12,535	0
	2004	524	2,173	6,832	0

Paul C. Rostek	2006	1,304	0	12,580	590
	2005	809	585	12,008	685
	2004	723	568	6,352	260

Walter B. Treybig	2006	1,193	115	11,615	0
	2005	741	500	11,096	0
	2004	703	115	6,201	0

Mr. Crump’s “All Other Compensation” includes executive life insurance premiums paid by us of $7,078 in 2006, $7,078 in 2005 and $7,078 in 2004. Mr. Treybig’s “All Other Compensation” includes $3,017 paid in 2005 for travel expenses related to obtaining his Masters in Business Administration Degree from Tulane University and $45,000 paid directly to Tulane University in 2004 towards tuition for that degree.

(4)	In addition to his duties as our Senior Vice President, General Counsel and Secretary, Mr. Hale was promoted to the Head of our Human Resources & Administration Department on January 1, 2005. Consequently, Mr. Hale’s compensation for 2004 reflects compensation paid to him in his capacity as our Senior Vice President, General Counsel and Secretary.

(5)	Mr. Rostek was promoted to our Senior Vice President – Commercial on August 9, 2004. Prior to that, Mr. Rostek served as our Vice President – Corporate Alliances & New Ventures. Consequently, Mr. Rostek’s compensation for 2004 reflects compensation paid to him in his capacity as our Senior Vice President – Commercial for approximately five months and compensation paid to him in his capacity as our Vice President – Corporate Alliances & New Ventures for approximately seven months.
Indemnification Agreements
     We have entered into indemnification agreements with each of our directors and executive officers, including each of our Named Executive Officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under our organizational documents or applicable law. We believe that these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced directors and executive officers.

Grants of Plan-Based Awards

	Estimated Possible Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum
Richard Crump	$195,000	$390,000	$780,000
Paul Vanderhoven	64,250	128,500	257,000
Kenneth Hale	44,450	88,900	177,800
Paul Rostek	42,250	84,500	169,000
Walter Treybig	39,000	78,000	156,000
None of our Named Executive Officers were granted any equity incentive plan awards, other stock awards or other option awards in 2006.
Non-Equity Incentive Plan Information – Bonus Plan
     We maintain a Bonus Plan that pays additional compensation to our salaried employees in the form of a cash bonus. The amount of additional incentive compensation available under our Bonus Plan is based on threshold levels of our financial performance (a minimum level, a target level and a maximum level based on our calendar year EBITDA) and formulae set for the individual’s job classification (with individuals having greater management responsibility having the opportunity to earn larger percentages). Payments under our Bonus Plan are also impacted by individual performance, with 50% of the maximum bonus amount that can be earned by each senior executive being subject to adjustment based on that executive’s performance during the year. If a bonus is earned under our Bonus Plan in any year, the bonus is paid after the audit of our financial statements for that year has been completed. Generally, an employee must still be employed at the time the bonus is paid in order to receive a bonus payment. As of December 31, 2006, the Bonus Targets for our Named Executive Officers were:

Richard K. Crump	100%
Paul G. Vanderhoven	50%
Kenneth M. Hale	40%
Paul C. Rostek	40%
Walter B. Treybig	40%
     Historically, no bonuses were paid under our Bonus Plan for a calendar year if we did not attain the threshold level of EBITDA in that calendar year. However, on January 27, 2006, our Compensation Committee amended our Bonus Plan to provide each of our salaried employees (other than our Named Executive Officers) with the ability to earn a bonus of up to 50% of their Bonus Target based on their individual performance, irrespective of the amount of EBITDA we earn during the year. If a bonus is paid under the EBITDA-based portion of our Bonus Plan, no additional bonus is paid under the new provision of our Bonus Plan. Whether a bonus is paid to any of our Named Executive Officers in any year when we do not attain the threshold level of EBITDA required for a payment under our Bonus Plan, and if so, the amount to be paid, is determined by our Compensation Committee at that time based upon its review of their individual performance during the year in question.
     For 2006, we exceeded the threshold level of EBITDA required for a payment under our Bonus Plan. As discussed in Compensation Discussion and Analysis, the amount paid to each of our salaried employees is based on our EBITDA and the employee’s Bonus Target (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. On February 23, 2007, our Compensation Committee determined the amounts of the bonuses payable to each of our Named Executive Officers under our Bonus Plan based on our and his performance in 2006. The following table sets forth the maximum amount of bonuses each of our Named Executive Officers were eligible to receive under our Bonus Plan and the actual amount of bonuses paid to our Named Executive Officers:

	Maximum Possible	Actual
	Bonus Payment	Bonus Payment
Richard K. Crump	$267,003	$267,003
Paul G. Vanderhoven	87,974	87,974
Kenneth M. Hale	60,863	60,863
Paul C. Rostek	57,851	57,851
Walter B. Treybig	53,401	53,401
Equity Incentive Plan Information – 2002 Stock Plan
     Under our 2002 Stock Plan, our Board or Compensation Committee may issue stock options, stock awards, stock appreciation rights or stock units to our senior executives, other key employees and consultants. Our 2002 Stock Plan is administered by our Board, in consultation with our Compensation Committee, and may be amended or modified from time to time by our Board. Our Board or Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and the other terms and provisions of each award granted under our 2002 Stock Plan. Options granted under the 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change of control,” which includes the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding common stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity. However, no option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 363,914 shares of our Common Stock for issuance under our 2002 Stock Plan (subject to adjustment). Under our 2002 Stock Plan, we have granted awards on only two occasions. On February 11, 2003, we granted options to purchase an aggregate of 326,000 shares of our Common Stock, at an exercise price of $31.60 per share, to our senior executives and certain of our other key employees, all of which vested over the next three years in three equal installments. On November 5, 2004, we granted options to purchase 27,500 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Rostek in connection with his promotion to Senior Vice President – Commercial. Mr. Rostek’s stock options also have a three-year equal installments vesting schedule, with the final installment of stock options to purchase 9,167 shares of our common stock scheduled to vest on November 5, 2007. As of December 31, 2006, of the options awarded under our 2002 Stock Plan, 15,833 of those options had been exercised and 59,167 of those options had lapsed or expired without being exercised.
     The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2006:

Number of securities remaining
	Number of securities to		available for future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding	(excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders(1)	278,500	$31.60	85,414
Equity compensation plans not approved by security holders	—	—	—
Total	278,500	$31.60	85,414

(1)	Our 2002 Stock Plan was authorized and established under our confirmed Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code (our “Plan of Reorganization”), which became effective on December 19, 2002. Our Plan of Reorganization provides that, without any further act or authorization, confirmation of our Plan of Reorganization and entry of the confirmation order is deemed to satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by the board of directors or the stockholders of our 2002 Stock Plan. No additional stockholder approval of our 2002 Stock Plan has been obtained.
Outstanding Equity Awards at Fiscal Year-End
     The following table provides information on the value of unexercised stock options, as of December 31, 2006 held by each of our Named Executive Officers. There were no exercises of options or stock appreciation rights during fiscal 2006 by any of our Named Executive Officers, and none of our Named Executive Officers held any shares or units of stock or stock appreciation rights at December 31, 2006.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options –	Options –	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Richard Crump	120,000	0	0	$31.60	02/11/13
Paul Vanderhoven	33,000	0	0	$31.60	02/11/13
Kenneth Hale	27,500	0	0	$31.60	02/11/13
Paul Rostek	18,333	9,167 (1)	0	$31.60	11/05/14
Walter Treybig	25,000	0	0	$31.60	02/11/13

(1)	Final installment scheduled to vest on November 5, 2007.
Option Exercises and Stock Vesting
     None of our Named Executive Officers exercised any stock options or stock appreciation rights during fiscal 2006 or held any restricted stock, stock appreciation rights or similar equity awards during fiscal 2006.

Pension Benefits

		Number	Present Value
		of Years	of	Payments
		Credited	Accumulated	During Last
	Plan Name	Service	Benefit(1)	Fiscal Year
Richard Crump	Salaried Employees’ Pension Plan	19	467,770	0
	Pension Benefit Equalization Plan	19	0	0
	Supplemental Employee	19	389,049	0
	Retirement Plan

Paul Vanderhoven	Salaried Employees’ Pension Plan	28	424,367	0
	Pension Benefit Equalization Plan	28	0	0
	Supplemental Employee	28	63,079	0
	Retirement Plan

Kenneth Hale	Salaried Employees’ Pension Plan	7	65,508	0
	Pension Benefit Equalization Plan	7	0	0
	Supplemental Employee	7	0	0
	Retirement Plan

Paul Rostek	Salaried Employees’ Pension Plan	24	182,476	0
	Pension Benefit Equalization Plan	24	0	0
	Supplemental Employee	24	0	0
	Retirement Plan

Walter Treybig	Salaried Employees’ Pension Plan	12	131,696	0
	Pension Benefit Equalization Plan	12	0	0
	Supplemental Employee	12	0	0
	Retirement Plan

(1)	Please refer to Footnote 7 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the valuation methods utilized to determine the present value of accumulated benefits under our Salaried Employees’ Pension Plan, our Pension Benefit Equalization Plan and our Supplemental Employee Retirement Plan and all material assumptions used in quantifying such present values.
Pension Plans
     Salaried Employees’ Pension Plan. When we were formed in 1986, we established our defined benefit Salaried Employees’ Pension Plan as a component of our overall compensation program in recognition of the contributions of our employees to our operations, and as a tool for encouraging employee retention by providing a method for ensuring adequate income during retirement. Most of our salaried employees, including each of our Named Executive Officers, participate in our Salaried Employees’ Pension Plan. However, effective as of January 1, 2005, we amended our Salaried Employees’ Pension Plan to cease further benefit accruals for all of the participants. Under the amendments, the “Credited Service” we use in the calculation of each employee’s pension was frozen at the number of years of Credited Service he or she had earned as of January 1, 2005. In addition, the “Average Earnings” we use in the calculation of each employee’s pension (discussed in detail below) was frozen at his or her average monthly earnings calculated as of January 1, 2005. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment. At the time we froze benefit accruals under our Salaried Employees’ Pension Plan, we also increased our match of each participant’s contributions into our 401(k) Plan to 100% of his or her contributions into our 401(k) plan, up to 6% of his or her base salary.
     Prior to the time we froze benefit accruals under our Salaried Employees’ Pension Plan, each participant was granted one year of Credited Service for each year in which he or she worked at least 1,000 hours. A participant that worked less than 1,000 hours in a given year was given a partial year of Credited Service based on the number of hours worked in that year. In order to be entitled to any payments under our Salaried Employees’ Pension Plan, a participant must have at least five years of Vesting Service. Currently, an eligible participant that retires at age 65 (or, if later, after attaining five years of Vesting Service) is entitled to a monthly payment equal to the greater of:
•	if he or she worked at Monsanto Company prior to April 1, 1986 and was employed by us as of September 30, 1986, 1.4% of his or her Average Earnings times his or her number of years of Credited Service;

•	1.2% of his or her Average Earnings times his or her number of years of Credited Service plus 0.45% of his or her average monthly earnings in excess of the average taxable wage bases under Section 230 of the Social Security Act) times the lesser of 35 and his or her number of years of Credited Service; and

•	if he or she was employed by us prior to June 1, 1996, $35 times his or her number of years of Credited Service.
All of our Named Executive Officers would be entitled to retire at age 65. Mr. Vanderhoven would be entitled to receive monthly payments under the first bullet point above, Messrs. Crump, Hale, Rostek and Treybig would be entitled to receive monthly payments under the second bullet point above and Messrs. Crump, Vanderhoven, Rostek and Treybig would be entitled to receive monthly payments under the third bullet point above.
     A participant may elect to receive his or her pension payment from a slate of several options. These options include a single life annuity, a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, a 25% joint and survivor annuity, a pop-up 100% joint and survivor annuity, a pop-up 75% joint and survivor annuity, a pop-up 50% joint and survivor annuity, a pop-up 25% joint and survivor annuity, a ten-year certain and life annuity and a social security adjustment annuity.
     We do not have an official policy with respect to granting extra years of Credited Service under our Salaried Employees’ Pension Plan. We did, however, grant “past service credit” under our Salaried Employees’ Pension Plan to our employees who had previously worked for Monsanto Company when we acquired our Texas City, Texas facility from Monsanto Company in 1986, and to our employees who had previously worked for Albright & Wilson when we acquired our former pulp chemicals business from Albright & Wilson in 1992. We have not granted any extra years of Credited Service (in the form of past service credit or otherwise) since 1992 and, given the frozen status of our Salaried Employees’ Pension Plan, we do not expect to grant any service credit to anyone in the future.
     Under our Salaried Employees’ Pension Plan, a participant’s “Average Earnings” is the average monthly earnings received by the employee during the three-year period ending December 31, 2004 or, if larger, the average monthly earnings received by the employee during the three years in which the employee was paid the most during the five year period ending December 31, 2004. For purposes of our Salaried Employees’ Pension Plan, “earnings” are, for the most part, limited to base pay, with amounts paid to the participant as a bonus, commission or incentive plan payment and amounts paid by us for insurance or other welfare or benefit plans not taken into account. In any case, however, a participant’s Average Earnings is capped based on certain limitations imposed under the Internal Revenue Code. These limitations, as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, effectively limit the amount payable to a participant under our Salaried Employees’ Pension Plan to the amount of benefit he or she would have received if his or her Average Earnings were $17,500. In addition, for those participants who were given past service credit for employment with Monsanto Company or Albright & Wilson, the monthly payment under our Salaried Employees’ Pension Plan is reduced by the amount of his or her accrued benefit payable under the pension plans maintained by those employers.
          A participant who has at least five years of Vesting Service, which includes all of our Named Executive Officers, may retire and receive payments under our Salaried Employees’ Pension Plan at any time after he or she reaches 55 years of age. However, the monthly payment made to that participant is reduced by 0.25% times the number of months remaining before his or her normal retirement date unless the Participant’s age plus years of Vesting Service equals at least 80. Messrs. Crump and Vanderhoven are our only Named Executive Officers who meet this criteria (although Mr. Vanderhoven is not 55 years of age yet). If a participant retires directly from active employment between the ages of 55 and 62, he or she is also entitled to a retirement supplement in the amount of $4 times his or her years of Vesting Service. In addition, effective as of January 1, 2007, each participant in our Salaried Employees’ Pension Plan may, once he or she has attained 62 years of age and has at least five years of Vesting Service, elect to take early retirement while continuing to work for us (“In-Service Retirement”). Under the In-Service Retirement option, a participant’s monthly benefit is determined in the same manner as if he or she had actually retired on that date. As none of our Named Executive Officers are 62 years of age or older, none of our Named Executive Officers are eligible for In-Service Retirement at this time.
          A participant in our Salaried Employees’ Pension Plan may also receive the equivalent of an undiscounted pension payment prior to reaching normal retirement age if he or she has at least 2-1/2 years of Vesting Service and his or her employment ends prior to his or her normal retirement date due to a long term disability. The participant may not, however, receive this payment under our Salaried Employees’ Pension Plan if he or she is also receiving payments under our long term disability plan.
          Pension Benefit Equalization Plan. Each of our salaried employees who is eligible to participate in our Salaried Employees’ Pension Plan is also eligible to participate in our Pension Benefit Equalization Plan. Our Pension Benefit Equalization Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of specified limitations included in the Internal Revenue Code. The amount of benefits payable under our Pension Benefit Equalization Plan is designed to eliminate the effect of these limitations on the aggregate annual pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the times we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Pension Benefit Equalization Plan to cease benefit accruals for all participants.
          Supplemental Employee Retirement Plan. Each of our employees who is a part of management or is considered “highly compensated”, and is subject to limitations on the amount of pension plan benefits he or she may receive under the Internal Revenue Code, is also eligible to participate in our Supplemental Employee Retirement Plan. Our Supplemental Employee Retirement Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of his or her

Average Earnings exceeding $17,500, or due to the removal of certain Social Security integration benefits from our Salaried Employees’ Pension Plan. The amount of benefits payable under our Supplemental Employee Retirement Plan is designed to eliminate the effect of these limitations on the aggregate pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the same time as when we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Supplemental Employee Retirement Plan to cease benefit accruals for all participants.
          For our Named Executive Officers, the compensation covered by our three pension plans is solely that annual compensation reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement for 2004 (and similar types of compensation for prior calendar years). Assuming retirement at age 65, the annual retirement benefits payable to each Named Executive Officer under these plans would be:

			Net Payment
		Reduction for	Under Equalization
	Gross Payment	Payments	and Supplemental
	Under All Plans	Under Pension Plan	Plans

Richard K. Crump	$103,340	$56,417	$46,923
Paul G. Vanderhoven	89,832	78,207	11,625
Kenneth M. Hale	19,417	19,417	0
Paul C. Rostek	38,315	38,315	0
Walter B. Treybig	28,304	28,304	0
All of the benefits appearing in the pension benefits table are computed on the assumption of that the Named Executive Officer elects to be paid on a single-life annuity basis and the payments are not subject to any deduction for Social Security or other similar offset amounts. However, our Supplemental Plan does contain an alternative formula for determining benefits which includes a Social Security offset. We have never used this alternative formula to determine the amount of any benefits paid under our Supplemental Plan.
Nonqualified Deferred Compensation
          As of December 31, 2006, none of our Named Executive Officers had any balances of nonqualified deferred compensation. In 2006, none of our Named Executive Officers made any contributions to nonqualified deferred compensation plans or programs, had any contributions made by us for them to any nonqualified deferred compensation plans or programs, or realized any earnings on, made any withdrawals of or received any distributions on any nonqualified deferred compensation.
Other Retirement and Post-Employment Compensation
401(k) Savings and Investment Plan
          We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees, including our Named Executive Officers. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). Currently, we match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Prior to January 1, 2005 (the time when we froze accruals under our Salaried Employees’ Pension Plan), we matched only 50% of each participant’s contributions into our 401(k) Plan, up to 7% of the participant’s base salary.

Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of senior management). Our stock is not one of the available investment options under our 401(k) Plan.
Key Employee Protection Plan
          On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is an Exhibit to our Form 10-K. Our Compensation Committee has designated a select group of our management and highly compensated employees, including each of our Named Executive Officers, as participants under our Key Employee Protection Plan and has established their respective multipliers and other variables for determining benefits. Our Compensation Committee is also authorized to designate additional members of our management or highly compensated employees as participants under our Key Employee Protection Plan and set their multipliers. Our Compensation Committee may terminate any participant’s participation under our Key Employee Protection Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.
          Under our Key Employee Protection Plan, a participant can only become eligible for benefits if his or her employment is terminated in specified ways and for specified reasons. That termination must either result from the participant resigning for “Good Reason” or the participant being terminated by us for any reason other than “Misconduct” or “Disability”. A termination by the participant is only considered to be for “Good Reason” if the participant resigns within 90 days after he or she acquires actual knowledge of any of the following actions or omissions by us:
•	for participants with multipliers of at least 2.00 (which includes each of our Named Executive Officers):
o	we make a material change in his or her reporting responsibilities, titles or elected or appointed offices (excluding changes resulting from the participant’s death, disability or retirement); or

o	we assign him or her duties or responsibilities that are materially inconsistent with his or her status, positions, duties, responsibilities or functions;
•	we reduce the participant’s compensation by a material amount;

•	we fail to maintain employee benefit plans, programs, arrangements and practices providing benefits to the participant that are, in the aggregate, as favorable as those under our current plans, programs, arrangements and practices (excluding changes or terminations that apply generally to all of our salaried work force and do not have a disparate impact on the participant);

•	we change the location of the participant’s principal place of employment by more than 75 miles;

•	we purport to terminate the participant for Misconduct or Disability in a manner not consistent with our Key Employee Protection Plan; or

•	we purport to terminate the participant’s participation in our Key Employee Protection Plan (unless our Compensation Committee determines in good faith he or she is no longer one of our key employees and follows the procedures for termination set out in our Key Employee Protection Plan).
However, changes in a participant’s reporting responsibilities, titles or elected or appointed offices, assignments of duties or responsibilities to the participant and reductions in the participant’s compensation will not constitute Good Reason if our action was isolated and inadvertent and not taken in bad faith and we promptly remedy the issue after receiving notice from the participant.
          A participant is also entitled to benefits under our Key Employee Protection Plan if we terminate him or her for any reason other than Misconduct or Disability. “Misconduct” under our Key Employee Protection Plan covers only specified actions or omissions by the participant and is limited to:
•	acts of dishonesty or gross misconduct that are demonstrably injurious to us (monetarily or otherwise) in any material respect;

•	the failure to comply with our published policies relating to alcohol and drugs, harassment or compliance with laws;

•	the failure to comply with any of our other policies if that failure continues unremedied for 30 days after receiving written notice of the failure;

•	the willful failure to comply with any lawful and ethical directions and instructions of our Board or our Chief Executive Officer;

•	the refusal or willful failure by the participant to perform, in any material respect, his or her duties if that failure is not caused by disability or incapacity and continues unremedied for 30 days after receiving written notice of that failure;

•	a conviction for a felony offense; or

•	any willful conduct that prejudices, in any material respect, our reputation in our fields of business, with the investment community or with the public at large if the participant knew, or should have known, that his or her conduct could have that result.
However, acts and failures to act are not considered “willful” if done or not done in good faith and with the reasonable belief that the action or omission was in our best interests. “Disability” under our Key Employee Protection Plan is limited to a physical or mental condition that, in the opinion of a licensed physician reasonably acceptable to us and the participant, prevents the participant from being able to perform his or her job responsibilities, has continued for at least 180 days during any period of 12 consecutive months and is reasonably expected to continue. In order to terminate a participant for Misconduct or Disability, we must give the participant written notice of termination specifying his or her termination date, stating that the termination is for Misconduct or Disability and setting forth the facts and circumstances deemed to be Misconduct or to result in a finding of Disability.
          If a participant’s employment with us is terminated in a way that results in him or her being eligible for benefits under our Key Employee Protection Plan, the participant is entitled to a lump sum payment. The amount of the lump sum payment is determined by multiplying the participant’s multiplier by the sum of his or her highest annual base salary during the last three years plus his or her current Bonus Target under our Bonus Plan. This amount is reduced, however, by the amount of any other separation, severance or termination payments received from us under any of our other plans or which we are required to pay by law. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” occurs within a specified period before or after the date of termination. If a Change of Control has not (and does not) occur within that specified period, the participant’s applicable multiplier is reduced by 50%. However, if the higher lump sum payment is payable in connection with a Change of Control to one of our most highly compensated employees, including each of our Named Executive Officers, the incremental amount is subject to repayment by the participant if the participant, within one year after his or her termination, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world. The precise amount repaid by the participant is a percentage of the incremental amount determined by dividing the number of days left in the one-year restricted period when he or she first engages in the competitive activity by 365.
          Under our Key Employee Protection Plan, a Change of Control can occur through individuals acquiring our securities, changes in the membership of our Board, participation by us in major corporate transactions or upon our dissolution. Specifically, under our Key Employee Protection Plan, a “Change of Control” occurs if:
•	any individual, entity or group acquires, in the aggregate, beneficial ownership of 50% or more of the combined voting power of our then outstanding securities that vote generally in the election of directors (“Voting Securities”), if:
o	the individual, entity or group is not Resurgence Asset Management, L.L.C. or any of its or its affiliates’ managed funds or accounts (the “Resurgence Group”) or one or more of our employee benefit plans; and

o	the acquisition is not made through an Excluded Transaction;
•	a majority of the members of our Board were not one of our directors on March 12, 2004 or directors whose election or nomination for election was approved by those directors and all previously approved new directors (our “Incumbent Board”), although, for this purpose, anyone who initially became one of our directors in connection with an actual or threatened contested election of directors or contested removal of directors, or an actual or threatened solicitation of proxies or consents, is not considered to be a member of our Incumbent Board, irrespective of any approval given by our Incumbent Board;

•	we are involved in a reorganization, merger, statutory share exchange, consolidation or similar corporate transaction, we dispose of our assets or we acquire the assets or stock of another entity and the transaction is not an “Excluded Transaction” which, for this purpose, means a transaction where, after the transaction:
o	the beneficial holders of our outstanding Voting Securities prior to the transaction beneficially own more than 50% of the outstanding Voting Securities of the corporation that results from the transaction or that owns our assets after the transaction, in substantially the same proportions as their pre-transaction ownership;

o	no individual, entity or group (other than the Resurgence Group or one of our employee benefit plans) beneficially owns 50% or more of the Voting Securities of any corporation that results from the transaction; and

o	at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of our Incumbent Board at the time the initial documentation for the transaction was signed or the time the transaction was approved by our Board; or
•	our stockholders or other relevant stakeholders approve our complete liquidation or dissolution.
Whether a participant is eligible for the higher lump sum payment associated with a Change of Control depends on whether his or her termination occurred within his or her “Protection Period.” Every participant’s Protection Period starts 180 days prior to the date on which the Change of Control occurs. A participant’s Protection Period ends either two years or 18 months after the date on which the Change of Control occurs, depending on the size of the participant’s multiplier. The Protection Period for each of our Named Executive Officers ends two years after the date on which the Change of Control occurs.
          If each of our Named Executive Officers terminated their employment for Good Reason on December 31, 2006, or were terminated by us for any reason other than Misconduct or Disability on that date, our Named Executive Officers would be paid the following lump sum amounts under our Key Employee Protection Plan:

				Change of	Non-Change
				Control	of Control
				Payment	Payment
		Targeted	Applicable	Under the	Under the
	Base Salary	Bonus	Multiplier	KEP Plan(1)	KEP Plan(2)
Richard K. Crump	$390,000	$390,000	2.75	$2,145,000	$1,072,500
Paul G. Vanderhoven	257,000	128,500	2.00	771,000	385,500
Kenneth M. Hale	222,250	88,900	2.00	622,300	311,150
Paul C. Rostek	211,250	84,500	2.00	591,500	295,750
Walter B. Treybig	195,000	78,000	2.00	546,000	273,000

(1)	Payment if a Change of Control occurs between July 5, 2006 and December 31, 2008.

(2)	Payment if no Change of Control occurs between July 5, 2006 and December 31, 2008.
          In addition to the lump sum payment, each participant eligible for benefits under our Key Employee Protection Plan is entitled to receive his or her accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), that participant will continue to be covered by all of our life, health care, medical and dental insurance plans and programs (other than disability), as long as he or she makes a timely COBRA election and pays the regular employee premiums required under our plans and programs and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to a participant ends if and when that participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits.
          If each of our Named Executive Officers terminated their employment for Good Reason or were terminated by us for any reason other than Misconduct or Disability on December 31, 2006, the value of these life, health care, medical and dental insurance benefits to our Named Executive Officers would have been:

Richard K. Crump	$49,893
Paul G. Vanderhoven	40,627
Kenneth M. Hale	28,449
Paul C. Rostek	39,982
Walter B. Treybig	39,750
          If any payment or distribution under our Key Employee Protection Plan to any participant is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the participant is also entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s Bonus Target for the year of payment.
          We may terminate our Key Employee Protection Plan at any time and for any reason but a termination will not become effective until 90 days after we give the participants notice of the termination. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect will not become effective as to that participant until 90 days after we give him or her notice of the amendment. No termination of our Key Employee Protection Plan, or any of these types of amendments, will be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a Change of Control, is for the purpose of encouraging or facilitating a Change of Control or is made within 180 days prior to any Change of Control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that were accrued at the time of termination or amendment, or that accrue later due to a Change of Control that occurs prior to the termination or amendment or within 180 days after the termination or amendment.

Director Compensation
          In 2006, none of our directors were paid any form of compensation other than fees earned or paid in cash, which we paid in the following amounts:

	Fees Earned or
	Paid In Cash(1)	Total
Richard K. Crump(2)	$0	$0
Steven L. Gidumal(3)	2,500	2,500
John W. Gildea	48,500	48,500
Byron J. Haney(3)	41,000	41,000
Karl W. Schwarzfeld(3)	35,000	35,000
Philip M. Sivin(3)	36,500	36,500
Dr. Peter T.K. Wu	45,500	45,500

(1)	Includes amounts paid for attendance as a member at meetings of the following Committees:

John W. Gildea	Audit Committee
Compensation Committee
Corporate Governance Committee (Chairman)
Byron J. Haney	Audit Committee (Chairman)
Philip M. Sivin	Compensation Committee
Dr. Peter T.K. Wu	Corporate Governance Committee (Chairman)
Environmental, Health & Safety Committee

(2)	Mr. Crump is one of our employees and, consequently, is not paid any compensation for his service as a director.

(3)	All compensation for service as a director earned by Messrs. Gidumal, Haney, Schwarzfeld and Sivin, who are employees of Resurgence, was paid to Resurgence pursuant to established policies of Resurgence.
          Each of our directors is currently paid an annual retainer of $25,000 for his service as a director, and meeting attendance fees of $2,500 for each Board meeting held in person and $1,250 for each telephonic Board meeting. Our directors that serve on our Board Committees are also paid attendance fees of $1,500 for each Committee meeting held in person and $750 for each telephonic Committee meeting. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. With the exception of compensation paid to, and stock-based awards granted to. Mr. Crump in his capacity as our President and Chief Executive Officer, we have never granted any stock, options or other equity-based awards to any of our current directors, and our current directors have never participated in any of our non-equity incentive plans, pension plans or other non-qualified compensation plans. In addition, as described above under “Indemnification Agreements”, we have entered into indemnification agreements with each of our directors.

Security Ownership of Principal Stockholders and Management
          The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 27, 2007 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312, and we believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Certain	Percentage	Shares of	Percentage
	Preferred	of	Common	of Certain	Common	of All
	Stock	Outstanding	Stock	Outstanding	Stock	Outstanding
	Beneficially	Preferred	Beneficially	Common	Beneficially	Common
Name	Owned	Stock	Owned(1)	Stock(1)	Owned(2)	Stock(2)
Richard K. Crump(3)	0	0%	120,000	*	120,000	*
Steven L. Gidumal(4)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
John W. Gildea	0	0%	0	0%	0	0%
Byron J. Haney(4)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Karl W. Schwarzfeld(4)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Philip M. Sivin(4)(5)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Dr. Peter Ting Kai Wu	0	0%	0	0%	0	0%
Paul G. Vanderhoven(3)	0	0%	33,000	*	33,000	*
Kenneth M. Hale(3)	0	0%	27,500	*	27.500	*
Paul C. Rostek(3)	0	0%	18,334	*	18,334	*
Walter B. Treybig(3)	0	0%	25,000	*	25,000	*
Resurgence Asset Management, L.L.C.(5)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Resurgence Asset Management International, L.L.C.(5)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Re/Enterprise Asset Management, L.L.C.(5)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Martin D. Sass(5)	4,027.883	98.3%	1,910,100	60.1%	5,937,983	82.4%
Mariner Investment Group, Inc.(6)	0	0%	275,242	9.5%	275,242	3.9%
Northeast Investors Trust(7)	0	0%	250,827	8.9%	250,827	3.6%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(8)	0	0%	186,787	6.6%	186,787	2.7%
Directors and current executive officers as a group (13 persons) (3) through (5)	4,027.883	98.3%	2,156,434	63.0%	6,184,317	83.0%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of warrants, but excludes shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(2)	Includes outstanding shares of Common Stock, shares of Common Stock issuable upon conversion of warrants and shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(3)	Represents shares of our Common Stock issuable upon exercise of options granted under the 2002 Stock Plan which are or will become exercisable within 60 days of March 27, 2007.

(4)	Represents shares of our Preferred Stock and shares of our Common Stock (including shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 27, 2007) that are beneficially owned by funds and accounts managed by Resurgence and its affiliates (see Note 5). Messrs. Gidumal and Haney are Managing Directors and Co-Chief Investment Officers, Mr. Schwarzfeld is a Vice President and Mr. Sivin is a Vice President and General Counsel of Resurgence. As such, Messrs. Gidumal, Haney, Schwarzfeld and Sivin may be deemed to have beneficial ownership of such shares. Each of Gidumal, Messrs. Haney, Schwarzfeld and Sivin disclaims beneficial ownership of all such shares.

(5)	Includes (a) 2,166.421 shares of our Preferred Stock (convertible in to 2,166,421 shares of our Common Stock), 837,562 shares of our Common Stock and an additional 186,783 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 27, 2007 that may be deemed to be beneficially owned by Resurgence, (b) 586.245 shares of our Preferred Stock (convertible in to 586,245 shares of our Common Stock), 228,057 shares of our Common Stock and an additional 50,544 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 27, 2007 that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”), and (c) 1,275.217 shares of our Preferred Stock (convertible in to 1,275,217 shares of our Common Stock), 497,212 shares of our Common Stock and an additional 109,942 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 27, 2007 that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”). Mr. Sass may be deemed to beneficially own all of these securities. Mr. Sivin is Mr. Sass’s son-in-law. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Mr. Sivin disclaims beneficial ownership of all of these securities.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of M.D. Sass Corporate Resurgence Partners, L.P. (“Resurgence I”), M.D. Sass Corporate Resurgence Partners II, L.P. (“Resurgence II”), M.D. Sass Corporate Resurgence Partners III, L.P. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan. Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International. Mr. Sass serves as Chairman and Chief Executive Officer of RAMI.

In its capacity as investment advisor, REAM exercises voting and investment power over our securities held for the accounts of (i) two employee pension plans (the “Pension Plans”) and as an advisor to the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”) and (ii) as general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II. Mr. Sass serves as Chairman and Chief Executive Officer of REAM.

In addition, funds which have invested side-by-side with funds managed by Resurgence and RAMI beneficially own in the aggregate 68.879 shares of our Preferred Stock (convertible in to 68,879 shares of our Common Stock), 26,712 shares of our Common Stock and an additional 5,938 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 27, 2007.

The mailing address of each of Martin D. Sass, Resurgence, RAMI and REAM is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005, (E) Schedule 13D/A, Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006, and (F) Schedule 13D/A, Amendment No. 6, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 28, 2007.

(6)	Includes 64,554 shares of our Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 27, 2007. Mariner Investment Group, Inc. (“Mariner”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Mariner furnishes investment advice to several investment companies exempt from the Investment Company Act of 1940, and also serves as investment manager to certain other separate accounts. In its role as investment adviser and manager, Mariner possesses voting and/or investment power over all of the shares of our Common Stock and warrants owned by these investment companies and accounts, which is 100% of the shares of our Common Stock and warrants described in the table above as being held by Mariner. Mariner disclaims beneficial ownership of all of these shares of our Common Stock and warrants. The mailing address of Mariner is 500 Mamaroneck Avenue, 4th Floor, Harrison, New York 10528. This information is based on the Schedule 13G filed by Mariner with the Securities and Exchange Commission on February 14, 2005, as amended by Schedule 13G/A, Amendment No. 1, filed by Mariner on April 11, 2005 and Schedule 13G/A, Amendment No. 2, filed by Mariner on February 13, 2007.

(7)	The mailing address of Northeast Investors Trust is 150 Federal Street, Boston, Massachusetts 02110. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003, as amended by Schedule 13G/A, Amendment No. 1, filed by Northeast Investors Trust with the Securities and Exchange Commission on January 19, 2007.

(8)	The mailing address of Merrill Lynch, Pierce, Fenner & Smith, Incorporated is 4 World Financial Center, New York, New York 10080. This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006.
None of the shares listed in the Beneficial Ownership Table have been pledged by any of our Named Executive officers, directors or director nominees. We are not aware of any of our significant shareholders pledging any of the shares listed in the Beneficial Ownership Table in a manner that may result in a change of control. We do not have any director qualifying shares.
Related Person Transactions
Transactions.
          Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 98% of our Preferred Stock and over 60% of our Common Stock, representing ownership of over 82% of the total voting power of our equity. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. In 2006, we issued an additional 594.832 shares of our Preferred Stock (convertible into 594,832 shares of our common stock) in dividends, which represents 8.6% of the current total voting power of our equity securities and carries an aggregate liquidation value of $8,204,583. Since the initial issuance of our Preferred Stock, we have issued an additional 1,921.762 shares of our Preferred Stock (convertible into 1,921,762 shares of our common stock) in dividends, which represents 27.8% of the current total voting power of our equity securities and carries an aggregate liquidation value of $26,507,075. Four of our directors, Messrs. Gidumal, Haney, Schwarzfeld and Sivin, are employed by Resurgence. Pursuant to established policies of Resurgence, all director compensation earned by employees of Resurgence is paid to Resurgence. During 2006, we paid Resurgence an aggregate amount equal to $115,000 for director compensation earned by Messrs. Gidumal, Haney, Schwarzfeld and Sivin.
Approval Process for Related Person Transactions and Other Conflicts of Interest
          Our Code of Ethics and Conduct. Under our Code of Ethics and Conduct, each of our directors, officers and employees is restricted from being subject, or even appearing to be subject, to influences, interests or relationships that conflict with our best interests. Specifically, our officers and directors are prohibited from having any conflict of interest unless the underlying transaction or relationship has been specifically approved by our Board in accordance with Delaware law and other applicable laws. Our Code of Ethics and Conduct lists certain circumstances and situations that are always considered to involve a conflict of interest, including where one of our directors, officers or employees (or any other person having a close personal relationship with him or her, such as a family member, in-law, business associate or person living in the same household):
•	obtains a significant financial or other beneficial interest in one of our suppliers, customers or competitors;

•	engages in a significant personal business transaction involving us for profit or gain;

•	accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from one of our suppliers, customers or competitors;

•	participates in any sale, loan or gift of our property; or

•	learns of a business opportunity through association with us and discloses that opportunity to a third party or invests in that opportunity without first offering us the right to invest in or otherwise participate in that opportunity.
Each of our directors and officers, and each of our employees who has the authority to direct or influence the use or disposition of any significant amount of our funds or other assets, is required to certify to us annually that he or she is in full compliance with the provisions of our conflict of interest policy (or disclose any potential or actual conflicts with those provisions). Our directors make this certification each year through their director and officer questionnaires sent to them in advance of preparing our proxy statement. The rest of our employees, including each of our Named Executive Officers, make this certification each year as a part of our annual ethics training program.

          Our Corporate Governance Committee and Our Governance Principles. Under the Charter for our Corporate Governance Committee, our Corporate Governance Committee considers all questions of independence of our Board members and possible conflicts of interest between us and one or more of our Board members or senior executives. If a conflict of interest issue arises involving one of our directors or senior executive officers, our Corporate Governance Committee makes recommendation to our Board with respect to how that conflict of interest should be resolved. As part of its duties, our Corporate Governance Committee also acts on behalf of our Board in overseeing all material aspects of our compliance functions, including the development and revision of corporate governance guidelines and principles for adoption by our Board. Our General Counsel is in charge of our compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance matters by our officers and other employees. Through our Governance Principles, which were adopted by our Board on the recommendation of our Corporate Governance Committee, our Board expressed its expectation that all of our directors, officers and employees will act ethically at all times and comply with our Code of Ethics and Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Principles require each of our directors to report any actual or potential conflict of interest that may arise for that director to our Corporate Governance Committee and our General Counsel, and to recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interest. Our Board is authorized to consider and resolve any issues involving a potentially interested director without that director’s participation, and may exclude that director from consideration of specified Board matters. Our Board is also authorized to consider and resolve any conflict of interest questions involving our Chief Executive Officer or any of our Senior Vice Presidents. Our Chief Executive Officer is authorized to consider and resolve any conflict of interest questions involving any of our other officers, with appropriate observation of the principles and policies set by our Board.
          As the payment of the fees and expenses of Resurgence and the other items involving Resurgence referred to in “Transactions” above did not present a conflict of interest between us and any of our directors, officers or employees, our procedures and policies described above did not require a review of those transactions.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2006.

Stockholder Proposals For Next Year’s Annual Meeting
          In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2008, the proposal must be submitted before December 24, 2007 to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not included in that proxy statement to be brought before our annual meeting to be held in 2008, the proposal must be submitted on or after December 25, 2007 but no later than February 22, 2008 to the same address. If a proposal is received after that date, proxies for our 2008 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2008 annual meeting of stockholders.
Householding of Annual Meeting Materials
          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your securities are held in a brokerage account or us if you hold registered securities. You can notify the us by sending a written request to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: Corporate Secretary.
*      *      *
          Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.
By Order of the Board of Directors
/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary
Houston, Texas
April 4, 2007

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on May 21, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on May 21, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
òPlease detach hereò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Richard K. Crump	02 John W. Gildea
03 Dr. Peter Ting Kai Wu

☐	Vote FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ Vote FOR all nominees listed, except that authority to vote withheld for the following nominee: Write the number of the nominee in the box provided to the right.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box Indicate changes below:	☐
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 22, 2007
10:00 a.m. Houston Time
Akin Gump Strauss
Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Common Stock / CUSIP 859166100
òPlease detach hereò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held May 22, 2007
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Tuesday, May 22, 2007, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated April 4, 2007 is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” each nominee for director; and
•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.
(Continued and to be signed and dated on other side)

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on May 21, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on May 21, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
òPlease detach hereò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Steven L. Gidumal,	05 Richard K. Crump,
		02 Byron J. Haney,	06 John W. Gildea,
		03 Karl W. Schwarzfeld,	07 Dr. Peter Ting Kai Wu
04 Philip M. Sivin,

☐	Vote FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box Indicate changes below:	☐
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 22, 2007
10:00 a.m. Houston Time
Akin Gump Strauss
Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Series A Convertible Preferred Stock
òPlease detach hereò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held May 22, 2007
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, TX 77002 at 10:00 a.m., Houston time, on Tuesday, May 22, 2007, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated April 4, 2007 is hereby acknowledged.
     This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” each nominee for director; and
•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.
(Continued and to be signed and dated on other side)